UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 15, 2006
(Date of Earliest Event Reported)
ARGO-TECH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-38223	31-1521125

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
23555 Euclid Avenue
Cleveland, Ohio 44117-1795

(Address of Principal Executive Offices Including Zip Code)
(216) 692-6000

(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Board of Directors of Argo-Tech Corporation (the Company) appointed Ms. Rita A. Koroluk, CPA (age 55) to serve as its Corporate Controller and Principal Accounting Officer effective September 15, 2006. Ms. Koroluk replaces Mr. Paul A. Sklad who resigned his position as Corporate Controller and Principal Accounting Officer of the Company as of September 15, 2006.
Ms. Koroluk formerly served as the Director of External Financial Reporting of Jo-Ann Stores, Inc. from 2005 to 2006. From 1998 to 2005, Ms. Koroluk was employed as a Manager by Jefferson Wells International, Inc., a global provider of accounting and finance-related services. While employed as a consultant with Jefferson Wells, Ms. Koroluk provided various financial, accounting, auditing, and internal control compliance services to a variety of clients in the manufacturing, banking, insurance, and retail sectors.
In connection with her appointment as Corporate Controller Ms. Koroluk entered into a change in control agreement with the Company. Under the agreement, if, in connection with or within six months of a Change in Control (as defined in the agreement) of Argo-Tech Corporation, Ms. Koroluk is terminated other than for cause, she will be entitled to receive compensation equal to one half of her then current annual compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGO-TECH CORPORATION
By:	/s/ Paul R. Keen
	Name:	Paul R. Keen
	Title:	Executive Vice President, General Counsel and Secretary
Date: September 21, 2006